EXHIBIT 32.1
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                 Certification of Chief Executive Officer
                        and Chief Financial Officer
                    Pursuant to 18 U.S.C. Section 1350,
                          As Adopted Pursuant to
               Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Annual Report of Jones Lang LaSalle Incorporated (the Company) on Form 10-K for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), Stuart L. Scott, as Chief Executive Officer of the Company, and Lauralee E. Martin, as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

      (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



      /s/ Stuart L. Scott                /s/ Lauralee E. Martin
      -------------------------          -------------------------
      Stuart L. Scott                    Lauralee E. Martin
      Chief Executive Officer            Chief Financial Officer
      March 12, 2004                     March 12, 2004



This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.